UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2007

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 23, 2007 the Compensation Committee of the Board of Directors of Health Net, Inc. (the "Corporation") approved performance share awards to Stephen D. Lynch, Karin D. Mayhew, Steven H. Nelson, David Olson and James E. Woys, under the Corporation’s 2006 Long-Term Incentive Plan. Payouts of these awards will be tied to certain measures of the Corporation’s performance after a three-year period, including pre-tax income and pre-tax income margin. The performance share awards were made pursuant to the form Performance Share Award Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

In addition, on February 23, 2007, the Board of Directors of the Corporation approved a performance award to the Chief Executive Officer (the "CEO") of the Corporation. Payout of the CEO’s performance award will be tied to certain measures of the Corporation’s performance after a three-year period, including pre-tax income and pre-tax income margin. The form of payout of the CEO’s performance award may be made in either shares of the Corporation’s common stock, cash or a combination of both, at the discretion of the Board of Directors. The CEO’s performance award was made pursuant to the form Performance Award Agreement for the CEO of the Corporation, which is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Form Performance Share Award Agreement utilized for eligible employees of Health Net, Inc.

10.2 Form Performance Award Agreement for CEO of Health Net, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

February 28, 2007	By:	Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form Performance Share Award Agreement utilized for eligible employees of Health Net, Inc.
10.2	Form Performance Award Agreement for CEO of Health Net, Inc.